Addendum to 9/17 Master Marketing Agreement

This ADDENDUM to thatcertain "Master Marketing Agreement"  (the "Amendment"), dated as of September 6, 2017, is made and entered into by and between Ga-Du Corporation, a Nevada corporation ("Ga-Du"), and Alliance Financial Network, INC. d/b/a eXPOTM, a Colorado Corporation (hereafter, "eXPOTM" or "Company", as context dictates), with the above parties sometimes referred to herein, individually, as a "Party" and, together, as the "Parties".
Recitals
Whereas, the Parties previously entered into that certain "Master Marketing Agreement" dated as of the 6th day of September, 2017 (the "MMA"), governing the terms and conditions of their relationship concerning the marketing of Alliance and eXPOTM services including certain merchant processing services, cash depository services, and other and related services (the "Alliance Services");

Whereas, in addition to the delivery of the Alliance Services, the MMA requires that the Parties provide other and various support to one and other;

Whereas,  Alliance has experienced significant growth of its business in Colorado and desires to have additional capital to facilitate growth and to have assistance with business development, and Ga-Du, or its affiliates, is willing to both contribute the Advances to business development in Colorado and to provide additional capital in the amount of approximately $405,000 (the "Capital Contribution"), together with assistance as outlined below; and,

Whereas, the MMA provides in Exhibit I that Ga-Du reach certain milestones in the development and contracting with Clients (the "Milestones"), but for various reasons neither Party has been enabled to support or develop the business to meet the terms of the MMA regarding the Milesones and support necessary to reach them.

Now therefore, for and in consideration of the mutual promises exchanged herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreements

1.	Recitals. The above recitals are hereby incorporated in the body of this Addendum and made a mandatory part thereof.

2.	Amendments to the MMA. The Parties agree that the MMA shall be amended and/or supplemented in the following particulars:

a.	The existing Subparagraph 7(b) to the MMA shall be deleted in its entirety and the following Subparagraph substituted in lieu thereof:
"With respect to the fee split between Alliance and Ga-Du as to income derived from cash depository business designated by eXPOTM as "Legacy Cash" deposited  from businesses in the Cannabis industry, or other cash depository business brought in by Ga-Du, the Company shall receive fifty percent (50%) of all revenues and Ga-Du shall receive fifty percent (50%) of all such revenues (the "Cash Depository Revenues")"; and,

b.	Exhibit I to the MMA concerning Milestones to be reached by Ga-Du, shall be and is hereby deleted in its entirety.

2.	Other Agreements. The Parties hereby agree to the following terms and conditions to be considered as part of therir agreement and binding on the Parties:

a.
Ga-Du shall be required to bear the following expenses relating to the Parties joint business and the MMA: (i) all legal costs in connection with licensing Alliance in any state as a foreign corporation; (ii) where necessary or, obtaining a state's exemption from defining Alliance money transfer company or the equivalent; (iii) where no exemption is available paying the cost of any bonding required; (iv) where required by a state, the costs of either a virtual or physical office; (v) the costs of any and all third-party referral fees or overrides; (vi) the costs of exiting lobbyist overrides and/or fees; (vii) the costs of marketing in any state and any marketing related to the cannabis or e-commerce business; and, (viii) the costs of developing infrastructure necessary in any given state;

b.
Ga-Du shall be required to develop a marketing plan and projections for a twelve (12) month period, commencing in March of 2018 (the "Plan") and including: (i) its plan to capture the market in each of the States that eXPOTM has targeted for business; (ii) identifying key influencers to be utilized as referral agents; (iii) estimates of commercial member enrollments in each state; (iv) cash flow projections; (v) support staffing available from Ga-Du, together with the estimated budget to be carried by Ga-Du;

c.
The Parties shall review the Plan and the performance of the Parties at the end of the first sixty (60) days following the execution hereof (the "Evaluation Period"), and shall jointly agree on milestones required for Ga-Du for the next three quarters, provided that the Parties shall review the Plan each quarter to account for Alliance concerns and for Alliance state by state expansion plans;

d.
In the event that the Company has reason to believe that Ga-Du has not aggressively pursued opportunities to enroll new Members with the Company and/or to create adequate referral relationships, the Company may, upon thirty (30) days notice, cancel Ga-Du's exclusive rights under the MMA and such exclusive shall convert to a non-exclusive upon the same compensation terms as set forth herein, provided that Ga-Du shall: (i) within sixty-five (65) days of the approval to operate in any State process, or put inprocess, on a monthly basis, a total number of commercial Member applications demonstrating meaningful results in capturing the marketplace in a given state; (ii) increase the number of applications by ten percent on a monthly basis for at least the following six months; and (iii) Ga-Du shall be credited with performance of all referral sources in the various sttes in terms of Member applications.

e.
The Plan shall include assistance with operational expenses and business development in the State of Colorado and elsewhere, including providing Alliance with total capital (inclusive of what has been provided to date) in the amount of $405,000 to cover expenses related to growth in Colorado (the "Growth Capital"), as consideration for the Colorado Participation (hereafter described) as folllows: (i) loans in the amount of approximately $205,000 shall be converted to consideration for the Colorado Participation hereinafter described; (ii) Ga-Du shall infuse an additional $200,000 of new funds (the "New Funds") as consideration for the Colorado Participation, either itself or through an afiliate; and, (iii) the New Funds shall be sent to the Company in two tranches of $100,000 each, with the first tranche being deposited within seventy two (72) hours of execution hereof, and the second tranche being deposited ten (10) days thereafter;

f.
In consideration for providing the Growth Capital and client development assistance, Ga-Du shall be entitled to a participation in the net revenues in Colorado which are not now included in th MMA.  Ga-Du shall be entitled to ten percent (10%) of the Alliance net revenues earned from Colorado business (the "Colorado Participation") commencing on the 15th day of October 2017.  To enable growth, the Colorado Participation shall: (i) be segregated for accounting purposes; (ii) evidenced to as Ga-Du's satisfaction by accounting records kept in accordance with GAAP; (iii) demonstrated to Ga-Du by way of monthly statements, which may be sent thirty (30) days following the month in which they were earned; and, (iii) may, at Alliance's discretion, be accrued as an obligation with payment deferred for a period of up to twelve (12) months; and,

g.
Ga-Du shall comply in every regard with Alliance's requirements as to: (i) account opening procedures, including the employment of a single source facilitating "docu-sign"; (ii) scheduling requirements; and, (iii) Alliance's requirements as to communications with Alliance's personnel.

3.
Other Provision Unaffected.  Other than substituting a new Exhibit concerning Milestones as set forth in Paragraph 2 above, the MMA shall remain unchanged and in full force and effect and all other and further provisions, covenants and agreements of the MMA shall remain binding and unaffected by this Amendment, including but not limited to the General Provisions, Subparagraph 4(d) of the MMA, which shall govern the enforcement of this Amendment in like manner to the MMA in chief.

In Witness whereof, this Amendment is made and entered into as of the date first above written by and between:

Ga-Du Corporation
"Ga-Du"

/s/L. John Lewis
By: L. John Lewis
Its: CEO

Alliance Financial Network, inc.
"Alliance"

/s/ Lawrence L. Lipman
By: Lawrence I. Lipman
Its: CEO

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